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                                                                Exhibit 23(a)(2)


                       [LETTERHEAD OF BK ASSOCIATES, INC.]
                             1295 Northern Boulevard
                            Manhasset, New York 11030
                       (516) 365-6272 - Fax (516) 365-6287

                                          May 29, 1996

NORTHWEST AIRLINES, INC.
5101 Northwest Drive
St. Paul, MN  55111-3034

Dear Sirs:

We hereby consent to the use of our name and the making of the statements with respect to us, including the reference to our appraisal reports and summary appraisal letter relating to the Aircraft appraised by us, which are set forth in the Prospectus and related Prospectus Supplement (collectively, the "Prospectus") relating to the Northwest Airlines 1996-1 Pass-Through Trusts. We also consent to the inclusion of our summary appraisal letter in such Prospectus, the incorporation by reference of our appraisal reports in the Registration Statement on Form S-3 (File No. 333-2516) and such Prospectus, and the reference to us under the heading "Experts" in such Prospectus.

                                           Sincerely yours,

                                           BK ASSOCIATES, INC.

                                           John F. Keitz
                                           Vice President
                                           ISTAT Certified Senior Appraiser